Exhibit 99.1

News Release

Contact    Dave Blumberg
TransUnion
E-mail        david.blumberg@transunion.com

Telephone    312-972-6646

FOR IMMEDIATE RELEASE

TransUnion Announces Next Step in Transformation Program to Reduce Costs, Accelerate Innovation and Drive Growth

Chicago, Nov. 15, 2023—TransUnion (NYSE: TRU) (the “Company”) today announced the next step in its ongoing, multi-year transformation effort to optimize its operating model and advance its market-leading technology. The Company will transition additional roles to its successful Global Capability Centers (GCCs) to improve productivity, reduce costs and fund growth. TransUnion will also leverage Neustar’s cloud-native technology to create its next-generation integrated data management, identity resolution, analytics and delivery platform. The Company believes these actions will reduce costs, accelerate innovation and increase organic growth.

The Company expects to deliver $120 to $140 million of annualized operating expense savings and a $70 to $80 million capital expenditure reduction in 2026 relative to 2023 levels. Approximately half of the operating expense savings, which exclude depreciation and amortization, are expected to be realized in 2024.

This initiative encompasses two components:

Optimize Operating Model: TransUnion established its award-winning GCC network in 2018 to centralize, standardize and automate work in locations with deep talent pools. Since then, the network has grown to more than 4,000 employees, or about one-third of TransUnion’s employee base, in India, South Africa and Costa Rica, supporting a wide range of functions. The Company plans to transition additional roles to the GCC locations over the course of the next two years, driving material cost savings and productivity benefits. In addition, the Company plans to eliminate roles in the near-term to further reduce operating expenses.

Expand Technology Capabilities: TransUnion expects to successfully complete its cloud migration, called Project Rise, by the end of 2024 as planned. This initiative migrates the majority of TransUnion’s technology applications to a new software foundation within leading public clouds. TransUnion intends to further leverage Neustar’s state-of-the-art technology to streamline its product delivery platforms, achieve material savings and increase innovation velocity. This new, integrated product platform, branded OneTruTM, will provide customers with seamless access to TransUnion’s broad portfolio of data, solutions and capabilities for more rapid product development and commercialization.

“Today’s announcement reflects our continued focus on creating shareholder value. We believe these investments will help optimize our global operating model and enhance our market-

leading technology to reduce costs, accelerate innovation and drive growth. I’m excited about TransUnion’s direction and believe that these changes enhance our ability to deliver even more innovative solutions that help customers grow and protect their businesses,” said Chris Cartwright, President and CEO, TransUnion.

To capture the benefits, TransUnion expects to incur approximately $355 to $375 million of one-time pre-tax expenses, with the majority incurred by the end of 2024. Employee separation and facility exit costs are expected to make up approximately $155 million of the total. The remaining expense includes approximately $65 million already planned and communicated to complete Project Rise plus approximately $145 million to implement OneTruTM and optimize the operating model.

Capital expenditures are expected to increase to 9 percent of revenue in 2024 and return to 8 percent in 2025. In 2026 and going forward, the Company expects capital expenditures to be 6 percent of revenue.

Altogether, the program is expected to impact approximately 10 percent of the Company’s current workforce through relocation to the GCC locations and position eliminations. TransUnion expects to make these investments while continuing to prioritize debt prepayment with a targeted net leverage ratio of 3.0x.

“While these changes involve difficult decisions, they strengthen TransUnion and create an opportunity to extract more value from our recent acquisitions. As a leadership team, we recognize that many talented TransUnion colleagues will be impacted by these decisions and we are committed to supporting them through this transition,” said Cartwright.

The transformation program will be implemented with a focus on maintaining operational continuity and high levels of service to consumers, customers and partners.

As previously announced, Chris Cartwright will present at the J.P. Morgan Ultimate Services Investor Conference on Thursday, November 16, 2023 at 8:10 a.m. CT (9:10 a.m. ET). A live webcast of the presentation will be made available on the TransUnion Investor Relations website at http://www.transunion.com/tru. A replay will also be available on the Company’s website following the conclusion of the presentation.

About TransUnion (NYSE:TRU)
TransUnion is a global information and insights company with over 13,000 associates operating in more than 30 countries. We make trust possible by ensuring each person is reliably represented in the marketplace. We do this with a Tru™ picture of each person: an actionable view of consumers, stewarded with care. Through our acquisitions and technology investments we have developed innovative solutions that extend beyond our strong foundation in core credit into areas such as marketing, fraud, risk and advanced analytics. As a result, consumers and businesses can transact with confidence and achieve great things. We call this Information for Good® — and it leads to economic opportunity, great experiences and personal empowerment for millions of people around the world.

http://www.transunion.com/business

TransUnion Forward-Looking Statements
This press release contains “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plans and strategies. These forward-looking statements often include words such as “anticipate,” “expect,” “guidance,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negatives of these words and other similar expressions. Such forward-looking statements include statements regarding the timing and scope of the transformation program, the amount and timing of the related charges and cash expenditures, the intended objectives of the transformation program, and the expected benefits, including expected cost savings resulting from the transformation program. Many factors could cause the actual results of the transformation program to differ materially from those expressed in these forward-looking statements. These factors include, among other things: (i) the preliminary nature of our estimates of the charges and cash expenditures to be incurred in connection with the transformation program, which are subject to change as we make decisions and refine these estimates over time; (ii) timing delays in implementing the transformation program because of legal requirements; and (iii) potential disruption to our business and operations as we implement the transformation program. A discussion of these and other risks and uncertainties that could cause our actual results to differ materially from these forward-looking statements is included in the documents that we file with the Securities and Exchange Commission (“SEC”) on Forms 10-K, 10-Q, 8-K, and other documents we file from time to time with the SEC. These forward-looking statements speak only as of the date of this press release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.